CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees
Putnam Arizona Tax Exempt Income Fund

We consent to the use of our report dated July 14, 2009 incorporated in this Registration Statement by reference, to the Putnam Arizona Tax Exempt Income Fund and to the references to our firm under the captions “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm And Financial Statements” in the Statement of Additional Information.

Boston, Massachusetts
9/23/09